EX-99.(16)(a)

POWER OF ATTORNEY

The undersigned officers and trustees of FRANKLIN FEDERAL TAX-FREE INCOME FUND, a Delaware statutory trust (the "Registrant"), hereby appoint CRAIG S. TYLE, ALISON E. BAUR, STEVEN J. GRAY, LORI A. WEBER, BRUCE G. LETO, ALISON M. FULLER, KRISTIN H. IVES AND MARGUERITE C. BATEMAN (with full power to each of them to act alone) his/her attorney-in-fact and agent, in all capacities, to execute, deliver and file in the names of the undersigned, any and all instruments that said attorneys and agents may deem necessary or advisable to enable the Registrant to comply with or register any security issued by the Registrant under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, and the rules, regulations and interpretations thereunder, with respect to the Registrant’s Registration Statement on Form N-14 relating to the proposed reorganization of the Franklin Florida Tax-Free Income Fund and the Franklin Kentucky Tax-Free Income Fund, each a series of Franklin Tax-Free Trust; and the Franklin Tennessee Municipal Bond Fund, a series of Franklin Municipal Securities Trust, with and into the Registrant, including any and all pre- and post-effective amendments thereto, any other document to be filed with the U.S. Securities and Exchange Commission and any and all documents required to be filed with respect thereto with any other regulatory authority.  Each of the undersigned grants to each of said attorneys, full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he/she could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall be deemed to be a single document.

The undersigned officers and trustees hereby execute this Power of Attorney as of the 22nd day of July, 2021.

/s/ Sonal Desai	/s/ Harris J. Ashton
Sonal Desai, Ph.D., President and Chief Executive Officer–Investment Management	Harris J. Ashton, Trustee

/s/ Terrence J. Checki	/s/ Mary C. Choksi
Terrence J. Checki, Trustee	Mary C. Choksi, Trustee

/s/ Edith E. Holiday	/s/ Gregory E. Johnson
Edith E. Holiday, Trustee	Gregory E. Johnson, Trustee

/s/ Rupert H. Johnson, Jr.	/s/ J. Michael Luttig
Rupert H. Johnson, Jr., Trustee and Chairman of the Board	J. Michael Luttig, Trustee

/s/ Larry D. Thompson	/s/ Valerie M. Williams
Larry D. Thompson, Trustee	Valerie M. Williams, Trustee

/s/ Matthew T. Hinkle	/s/ Robert G. Kubilis
Matthew T. Hinkle, Chief Executive Officer–Finance and Administration	Robert G. Kubilis, Treasurer, Chief Financial Officer and Chief Accounting Officer